UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Asset
On February 14, 2014, TiVo Inc. (“TiVo”) completed its previously announced acquisition of Digitalsmiths Corporation, a Delaware corporation (“Digitalsmiths”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), TiVo, through its wholly-owned subsidiary, Dragonfly Merger Corp., a Delaware corporation (the “Merger Sub”), acquired all of the issued and outstanding shares of Digitalsmiths for $135 million in cash, subject to customary working capital adjustments, at which time Digitalsmiths became a wholly owned subsidiary of TiVo.

                The foregoing does not purport to be a complete statement of the rights and obligations under the Merger Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.  The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to TiVo’s Current Report on Form 8-K filed on January 29, 2014 and is hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

February 18, 2014	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)